Exhibit 5.1

                       [DAVIS POLK & WARDWELL LETTERHEAD]


                                                   October 26, 2001


Pitney Bowes Inc.
World Headquarters
One Elmcroft Road
Stamford, Connecticut 06926-0700


Ladies and Gentlemen:


     We have acted as counsel to Pitney Bowes Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of preferred stock ("Preferred Stock"), preference stock ("Preference Stock"), depositary shares ("Depositary Shares") representing Preferred Stock or Preference Stock, in each case evidenced by depositary receipts (the "Receipts"), and debt securities ("Debt Securities") of the Company, having an aggregate initial public offering price not to exceed U.S. $2,000,000,000, on terms to be determined at the time of the offering. If so indicated in a Prospectus Supplement, the Preferred Stock, Preference Stock and Debt Securities may be convertible into Common Stock of the Company. The Common Stock, Preferred Stock, Preference Stock, Depositary Shares and Debt Securities are collectively referred to herein as the "Securities." All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

     The Depositary Shares will be issued pursuant to a deposit agreement (the "Deposit Agreement") between the Company and a bank or trust company to be selected by the Company, as depositary (the "Depositary"). The Debt Securities will be issued pursuant to (i) a senior indenture (the "Senior Indenture") or
(ii) a subordinated indenture (the "Subordinated Indenture").

     In arriving at the opinions expressed below, we have examined (i) the Restated Certificate of Incorporation and Bylaws of the Company, as amended to date, (ii) the Registration Statement, (iii) the Prospectus , (iv) the Senior Indenture and the Subordinated Indenture and (v) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

     Based on the foregoing, and subject to the limitations and other qualifications set forth below:

     1. With respect to the Preferred Stock, assuming the (a) taking by the Board of Directors of the Company (the "Board")of all necessary corporate action to authorize and approve the issuance of a series of the Preferred Stock, (b) due filing with the Office of the Secretary of State of Delaware of the applicable Certificate of Designation for the particular series of Preferred Stock to be issued and (c) due issuance and delivery of such series of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, such series of the Preferred Stock will be validly issued, fully paid and nonassessable.

     2. With respect to the Preference Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of a series of the Preference Stock, (b) due filing with the Office of the Secretary of State of Delaware of the applicable Certificate of Designation for the particular series of Preference Stock to be issued and (c) due issuance and delivery of such series of the Preference Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, such series of the Preference Stock will be validly issued, fully paid and nonassessable.

     3. With respect to the Depositary Shares, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the series of Preferred Stock or Preference Stock to be issued in connection therewith, (b) due filing with the Office of the Secretary of State of Delaware of the applicable Certificate of Designation for the particular series of Preferred Stock or Preference Stock to be issued, (c) terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of the Deposit Agreement, (d) due issuance and delivery of such series of Preferred Stock or Preference Stock, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and (e) Receipts evidencing the Depositary Shares are duly issued against the deposit of the applicable series of Preferred Stock or Preference Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and entitle the holders thereof to the rights specified in the Deposit Agreement.

     4. With respect to any series of Debt Securities to be issued under the Senior Indenture, we are of the opinion that, when (a) the Senior Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by the Company and the Trustee, (b) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) such series of Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company.

     5. With respect to any series of Debt Securities to be issued under the Subordinated Indenture, we are of the opinion that, when (a) the Subordinated Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by the Company and the Trustee,
(b) the Subordinated Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) such series of Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company.

     6. With respect to Common Stock to be issued upon conversion of the Debt Securities, Preferred Stock or Preference Stock, we are of the opinion that, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of a series of Debt Securities, Preferred Stock or Preference Stock convertible into Common Stock and the Company has taken all necessary action to approve the issuance of such Common Stock upon conversion of the Debt Securities, Preferred Stock or Preference Stock, as the case may be, the terms of the offering thereof and related matters and (b) such Common Stock has been issued and delivered in accordance with the terms of the applicable Debt Securities, Preferred Stock or Preference Stock,as the case may be, such Common Stock will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of the foregoing opinion as Exhibit 5.1 to the Company's Registration Statement filed with the United States Securities and Exchange Commission under the Securities Act with respect to the above-mentioned Securities and to the use of our name in such Registration Statement under the heading "Validity of the Securities" and in the related Prospectus Supplement(s). The issuance of such a consent does not concede that we are an "expert" for purposes of the Securities Act.

                                                    Very truly yours,


                                                    /s/ Davis Polk & Wardwell


                                       3